SECOND AMENDMENT TO PARTICIPATION AGREEMENT

This Second Amendment is made as of this 28th day of April, 2017, by and among Great-West Life & Annuity Insurance Company of New York, (f/k/a First Great-West Life & Annuity Company) on behalf of itself and each of its segregated asset accounts listed in Schedule A hereto, (hereinafter the “Company”), and Fidelity Distributors Corporation (the “Underwriter”), Variable Insurance Products Fund, Variable Insurance Products Fund II, Variable Insurance Products Fund III, Variable Insurance Products Fund IV, and Variable Insurance Products Fund V (each referred to as the “Fund”).

RECITALS

WHEREAS, the Company, the Underwriter and the Fund are parties to a Fund Participation Agreement dated September 11, 2007, (the “Agreement”), as amended November 20, 2008; and

WHEREAS, the parties to the Agreement desire to revise Schedule A of the Agreement to reflect the current contract forms covered by the Agreement;

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereby amend the Agreement as follows:

Schedule A of the Agreement is hereby deleted and replaced with the attached Schedule A, adding certain Separate Accounts and Associated Contracts to the Agreement.

All other terms of the Agreement shall remain in full force and effect

(Signature Page Follows)

IN WITNESS WHEREOF, the parties have executed this Amendment as of the 28th day of April, 2017.

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY OF NEW YORK

By:	/s/ William S. Harmon
Name:	William S. Harmon
Title:	Senior Vice President

VARIABLE INSURANCE PRODUCTS I,

VARIABLE INSURANCE PRODUCTS II

VARIABLE INSURANCE PRODUCTS FUND III

VARIABLE INSURANCE PRODUCTS IV and

VARIABLE INSURANCE PRODUCTS FUND V

By:
Name:
Title:	VP Deputy Treasurer

FIDELITY DISTRIBUTORS CORPORATION

By:	/s/ Robert Bachman
Name:	Robert Bachman
Title:	EVP

SCHEDULE A

Separate Accounts and Associated Contracts

Separate Account Name	Contract Form Numbers

COLI VUL-1 GWLANY	PPVUL-NY
COLI VUL-2 GWLANY	J355NY
COLI VUL-4 GWLANY	J500NY
VA-1 GWLANY	J444NYrev; J465ny; J466ny
VA-2 GWLANY	J555NY; J777ny; J888NY; J100NY